Exhibit 32.1

CONTANGO ORE, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Contango ORE, Inc. (the “Company”) on Form 10-K/A for the period ending June 30, 2022 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Rick Van Nieuwenhuyse, President, Chief Executive Officer, and Director of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated this day of March 2, 2023.

/s/ Rick Van Nieuwenhuyse
Rick Van Nieuwenhuyse President, Chief Executive Officer, and Director